Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A of Fidelity Advisor Series I: Fidelity Advisor Dividend Growth Fund of our report dated January 13, 2006, and Fidelity Advisor Asset Allocation Fund, Fidelity Advisor Dynamic Capital Appreciation Fund, Fidelity Advisor Fifty Fund, Fidelity Advisor Leveraged Company Stock Fund and Fidelity Advisor Small Cap Fund of our reports dated January 17, 2006 on the financial statements and financial highlights included in the November 30, 2005 Annual Reports to Shareholders of the above referenced funds.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

____________________________	/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
January 25, 2006

* If trust name and fund name are the same, only use the fund name once here.